CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 118 to Registration Statement No. 333-182308 on Form N-1A of our report dated May 23, 2019, relating to the financial statements and financial highlights of First Trust Nasdaq Bank ETF, First Trust Nasdaq Food & Beverage ETF, First Trust Nasdaq Oil & Gas ETF, First Trust Nasdaq Pharmaceuticals ETF, First Trust Nasdaq Retail ETF, First Trust Nasdaq Semiconductor ETF, First Trust Nasdaq Transportation ETF, Developed International Equity Select ETF, Emerging Markets Equity Select ETF, Large Cap US Equity Select ETF, Mid Cap US Equity Select ETF, Small Cap US Equity Select ETF, and US Equity Dividend Select ETF, appearing in the Annual Reports on Form N-CSR for First Trust Exchange-Traded Fund VI as of and for the year ended March 31, 2019, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Miscellaneous Information" and "Financial Statements" in the Statements of Additional Information, which are part of such Registration Statement.



/s/ Deloitte & Touche LLP

Chicago, Illinois
July 29, 2019